                                                                   EXHIBIT 10.10


                               AGREEMENT OF LEASE


                                    between


                       24-32 UNION SQUARE EAST ASSOCIATES
                              LIMITED PARTNERSHIP,
                                               as Landlord



                                    - and -



                           F.P.G. INTERNATIONAL,INC.,
                                               as Tenant








                           * * * * * * * * * * * * *



                          Dated: As of August 9, 1990

                   INDEX TO LEASE DATED AS OF AUGUST 9, 1990
                   BETWEEN 24-32 UNION SQUARE EAST ASSOCIATES
                              LIMITED PARTNERSHIP
                         AND F.P.G. INTERNATIONAL, INC.



ARTICLE             TITLE                                        PAGE
-------             -----                                        ----
   1                Rent                                           1
   2                Occupancy                                      1
   3                Tenant Alterations                             1
   4                Maintenance and Repairs                        1
   5                Window Cleaning                                1
   6                Requirements of Law, Fire Insurance,
                         Floor Loads                               1
   7                Subordination                                  2
   8                Property Loss, Damage, Reimbursement,
                         Indemnity                                 2
   9                Destruction, fire and Other Casualty           2
  10                Eminent Domain                                 2
  11                Assignment, Mortgage, etc.                     2
  12                Electric Current                               2
  13                Access to Premises                             2
  14                Vault, Vault Space, Area                       3
  15                Occupancy                                      3
  16                Bankruptcy                                     3
  17                Default                                        3
  18                Remedies of Owner and Waiver of Redemption     3
  19                Fees and Expenses                              3
  20                Building Alterations and Management            3
  21                No Representations by Owner                    3
  22                End of Term                                    4
  23                Quiet Enjoyment                                4
  24                Failure to Give Possession                     4
  25                No Waiver                                      4
  26                Waiver of Trial by Jury                        4
  27                Inability to Perform                           4
  28                Bills and Notices                              4
  29                Services Provided by Owners                    4
  30                Captions                                       4
  31                Definitions                                    5
  32                Adjacent Excavation, Shoring                   5
  33                Rules and Regulations                          5
  34                Security                                       5
  35                Estoppel Certificate                           5
  36                Successors and Assigns                         5

                    RIDER PROVISIONS:

  37                Rider Provisions Prevail                       1
  38                As-Is Possession                               1
  39                Commencement of Term and Rental                1
  40                Tenant's Work, Installations and
                         Alterations                               2
  41                Electricity                                    5
  42                Tax Escalation                                 5
  43                Intentionally Omitted                          7
  44                Non-Waiver and Survival of Additional
                         Rent Obligations                          7
  45                No Employment Agency, Messenger Service,
                         Retail or Residential Use of Demised
                         Premises                                  8
  46                Addendum to Article 6
                         (Compliance with Laws)                    8
  47                Waiver of Subrogation                         10
  48                Assignment, Subletting, Mortgaging            10

  49                Indemnity-Liability Insurance                     14
  50                Tenant's Certificate                              15
  51                Subordination, Attornment                         15
  52                Exculpatory Clause                                17
  53                Broker                                            17
  54                Tenant's Remedies                                 17
  55                Tenant's Operating Obligations                    17
  56                Labor Regulations                                 20
  57                Addendum to Article 22 (End of Term)              20
  58                Addendum to Article 18
                         (Landlord's Remedies)                        21
  59                Interest                                          21
  60                Arbitration                                       21
  61                Air Conditioning                                  21
  62                Water Charges                                     22
  63                Use                                               23
  64                Landlord's Alterations                            23
  65                Landlord's Overhead, Supervision and
                         Approval Charges                             24
  66                Chemical Waste                                    24
  67                Rubbish Removal                                   24
  68                Recordation                                       24
  69                Mechanic's Liens                                  25
  70                Intentionally Omitted                             25
  71                Financing Requirements                            25
  72                No Loitering                                      26
  73                Notices                                           26
  74                Landlord's Consent                                26
  75                Permits and Fees                                  26
  76                Security                                          27
  77                Notice of Damage                                  28
  78                Lease Not Binding Unless Executed                 28
  79                Agency                                            28
  80                Restrictions on Rents                             28
  81                Entire Agreement                                  29
  82                Saving Provision                                  29
  83                Landlord's Work                                   29
  84                Right of First Offer to Lease                     30
  85                Tenant's Exclusive Right to Lease                 31
  86                Certificate of Occupancy                          32
  87                Twenty-Four Hour Access                           32
  88                Roof Rights                                       32
  89                Supplement to Article 4                           32

Exhibit "A"         Mortgagee's Subordination, Non-Disturbance
                         and Attornment Agreement

Exhibit "B"         Fee Owner's Non-Disturbance and
                         Attornment Agreement

Exhibit "C"         Work Letter

Exhibit "D"         Transferable Irrevocable Letter of Credit

Exhibit "E"         Designation of Roof Area

Exhibit "F"         Commencement Date Work Requirements

                    RIDER TO STANDARD FORM OF OFFICE LEASE,
                           DATED AS OF AUGUST 9, 1990
                                 BY AND BETWEEN
            24-32 UNION SQUARE EAST ASSOCIATES LIMITED PARTNERSHIP,
                                  AS LANDLORD,
                        AND F.P.G. INTERNATIONAL, INC.,
                                   AS TENANT

37. RIDER PROVISIONS PREVAIL. The Rider provisions of this Lease shall be read in conjunction with the printed Standard Form of Office Lease annexed hereto. If there should be any inconsistency or ambiguity between the provisions of this Rider and the Standard Form of Office Lease, then the Rider provisions of this Lease shall prevail.

38. AS-IS POSSESSION. Tenant acknowledges that neither Landlord, nor Landlord's agent, have made any representations or promises to Tenant with regard to the Building or the Demised Premises except that the Demised Premises shall be delivered to Tenant free of all asbestos containing materials. The taking of possession of the Demised Premises by Tenant for the term herein demised shall be conclusive evidence as against Tenant that Tenant accepts the same subject to any and all defects therein, latent, patent or otherwise in its "as-is" condition and that the Demised Premises were in good and satisfactory condition in all respects at the time such possession was taken. Landlord shall not be obligated to make any repairs, alterations, improvements or additions to the Demised Premises for Tenant's occupancy, except that Landlord shall, at its sole cost and expense, perform Landlord's Work in the Demised Premises as defined in Article 83 hereof.

39. COMMENCEMENT OF TERM AND RENTAL. A. The term of this Lease shall commence (the "Commencement Date") ten (10) days following Landlord's notice to Tenant (the "Commencement Date Notice") that Landlord has substantially completed Landlord's Work, provided, however, in no event shall the Commencement Date occur prior to (i) November 1, 1990; (ii) Landlord's substantial completion of the construction of the lobby of the Building and (iii) completion by Landlord of those items of Landlord's Work identified on Exhibit "F" (Commencement Date Work Requirements). For the purposes of this Article, Landlord's Work shall be deemed to be substantially completed when all major construction is completed although minor items, details and decorations are not completed, including, but not limited to touch-up plastering or any other uncompleted construction or improvement which does not unreasonably interfere with Tenant's ability to carry on its business in the Demised Premises. Anything contained herein to the contrary notwithstanding, in the event Landlord has failed to send the Commencement Date Notice on or before April 1, 1991 then Tenant may cancel this Lease provided that Tenant sends notice to Landlord (the "Cancellation Notice") on or before April 15, 1991 and further provided that the Cancellation Notice is sent prior to the Commencement Date Notice. Upon such cancellation, this Lease shall be considered terminated and neither party will have any further liability to the other.

      B. The payments reserved under this Lease for the term hereof shall be and consist of the aggregate of "Minimum Rent" and "Additional Rent," as follows:

            Minimum Rent:

                  (i) $396,000 per annum ($33,000 per month) during the period commencing upon the Commencement Date, and continuing to and including the day next preceding the first (1st) anniversary of the Commencement Date, both dates inclusive;

                  (ii) $409,860 per annum ($34,155 per month) during the period commencing on the first (1st) anniversary of the

     Commencement date, and continuing to and including the day next preceding the second (2nd) anniversary of the commencement Date, both dates inclusive;

          (iii) $424,205 per annum ($35,350.42 per month) during the period commencing on the second (2nd) anniversary of the Commencement Date, and continuing to and including the day next preceding the third (3rd) anniversary of the Commencement Date, both dates inclusive;

          (iv) $439,052 per annum ($36,587.67 per month) during the period commencing on the third (3rd) anniversary of the Commencement Date, and continuing to and including the day next preceding the fourth (4th) anniversary of the Commencement Date, both dates inclusive;


          (v) $454,418.82 per annum ($37,868.24 per month) during the period commencing on the fourth (4th) anniversary of the Commencement Date, and continuing to and including the day next preceding the fifth (5th) anniversary of the Commencement Date, both dates inclusive;


          (vi) $472,595.57 per annum ($39,382.96 per month) during the period commencing on the fifth (5th) anniversary of the Commencement Date, and continuing to and including the day next preceding the sixth (6th) anniversary of the Commencement Date, both dates inclusive;


          (vii) $491,499.39 per annum ($40,958.28 per month) during the period commencing on the sixth (6th) anniversary of the Commencement Date, and continuing to and including the day next preceding the seventh (7th) anniversary of the Commencement Date, both dates inclusive;


          (viii) $511,159.36 per annum ($42,596.61 per month) during the period commencing on the seventh (7th) anniversary of the Commencement Date, and continuing to and including the day next preceding the eighth
     (8th) anniversary of the Commencement Date, both dates inclusive;


          (ix) $531,605.73 per annum ($44,300.48 per month) during the period commencing on the eighth (8th) anniversary of the Commencement Date, and continuing to and including the day next preceding the ninth (9th) anniversary of the Commencement Date, both dates inclusive;


          (x) $552,869.95 per annum ($46,072.50 per month) during the period commencing on the ninth (9th) anniversary of the Commencement Date, and continuing to and including the day next preceding the tenth (10th) anniversary of the Commencement Date, both dates inclusive;

     "Additional Rent," shall consist of all other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as a default in payment of Minimum Rent).

     C. All rent and Additional Rent shall be made payable to: Crescent Properties, Inc., Agent and sent to Crescent Properties, Inc., 377 Fifth Avenue, New York, New York 10016, or as may be otherwise provided in a written notice by Landlord to Tenant.

     D. Notwithstanding anything herein to the contrary, provided that Tenant is not in default of any covenant of this Lease, Tenant shall be entitled to a credit against the amount of Minimum Rent (the "Rent Credit") as follows:

          (i)  For the period commencing on the Commencement Date and for sixty
     (60) days thereafter, the amount of the Rent Credit shall be $66,000.00.

     (61st) day following the Commencement Date and for sixty (60) days thereafter, the amount of the Rent Credit shall be $10,500.00.

     E. Anything herein to the contrary notwithstanding, provided that Landlord has substantially completed Landlord's Work but the Commencement Date has not yet occurred solely because the work set forth in Sub-section 39A.(ii)is not substantially complete, Tenant shall nevertheless have the option of taking possession of the Demised Premises on ten (10) days prior notice to Landlord. In the event Tenant exercises its option hereunder and takes possession of the Demised Premises prior to the Commencement Date, Tenant agrees to be bound by all terms, covenants and conditions of this lease as if the Commencement Date had occurred except that Tenant shall have no obligation to pay Minimum Rent pursuant to Sub-section 39B. hereof until such time as Landlord delivers notice to Tenant advising Tenant that the lobby is substantially completed pursuant to Sub-section 39a.(ii).

40. TENANT'S WORK, INSTALLATIONS AND ALTERATIONS. At all times during the term of this Lease, except for Landlord's Work, all work, installations and alterations necessary or desirable to make the Demised Premises suitable for Tenant's use and occupancy shall be performed by Tenant at Tenant's own cost and expense (hereinafter called "Tenant's Work"). At all times during the term of this Lease, Tenant's Work to be performed by Tenant in the Demised Premises shall be subject to the following conditions:

     A. Tenant shall comply with all the laws, orders, rules and regulations of all governmental authorities, and of the fire insurance rating organization having jurisdiction thereof, and the local board of fire underwriters, and the recommendation of any insurance body or any similar body, and Tenant shall have procured and paid for, so far as the same may be required, all governmental permits and authorizations;

     B. Prior to commencing Tenant's Work, all plans and specifications therefor shall be submitted to Landlord for Landlord's prior written approval. If Landlord shall fail to respond to any request made by Tenant for approval of such plans and specifications within thirty (30) days after Landlord's receipt thereof, then Landlord's approval of such plans and specifications shall be deemed given. The approval by Landlord of any of Tenant's plans and specifications shall not constitute an assumption of any liability on the part of Landlord for their accuracy or their conformity with applicable law and Tenant shall be solely responsible therefor. Approval by Landlord of any of Tenant's plans and specifications shall not constitute a waiver by Landlord of the right to thereafter require Tenant to amend same to provide for omissions or errors therein later discovered by Landlord. If, in connection with determining whether or not to approve Tenant's plans and specifications
Landlord incurs architectural, engineering or other professional fees and disbursements, Tenant shall pay such reasonable fees as Additional Rent within thirty (30) days of submission of such bills by Landlord to Tenant, which fee on any individual transaction shall not exceed $2,500;

     C. Tenant's Work shall be completed (i) with reasonable dispatch, (ii) in accordance with the plans and specifications submitted to, and approved in writing by, Landlord pursuant to subparagraph (B) hereof and (iii) only with the use of new first class materials and supplies. Landlord reserves the right, from time to time, to inspect work in progress for the purpose of approving or disapproving the quality of workmanship and its conformity with approved plans, specifications and drawings. In the event Landlord has a construction superintendent on the premises, Tenant's contractors will be subject to such construction superintendent's rules and regulations including but

[ILLEGIBLE] the orderly flow of work, utilization of on-site utilities, loading, unloading and non-interference with the other tenants, occupants, customers, agents or invitees or any others in the Building;

     D. If it shall be necessary for Tenant to perform any item of Tenant's Work as a prerequisite to completion by Landlord of Landlord's Work, then Tenant shall commence such work on the date set by Landlord in written notice given to Tenant at least ten (10) days prior thereto and thereafter shall complete same within twenty (20) days of the date set for the commencement thereof. If Tenant shall fail to comply with the foregoing, Landlord, in addition to any other remedy it may have, shall have the right to proceed with and perform any work which it has agreed to do for Tenant in accordance with Landlord's judgment and discretion and the same shall be binding on Tenant.

     E. Except as otherwise expressly provided for herein, the cost of such Tenant's Work shall be paid by Tenant in cash, or its equivalent, so that the Demised Premises and Building shall at all times be free of liens for labor and materials supplied in connection with the Tenant's Work. Tenant shall not permit a mechanic's lien to be placed on the premises or the Building, and shall have same removed within seven days if placed on the Premises due to work performed on behalf of Tenant or anyone claiming through Tenant. Tenant shall obtain releases of lien from all of its contractors, subcontractors, materialmen and laborers furnishing work and materials to the Tenant for construction and/or alterations at the Demised Premises;

     F. Prior to commencing Tenant's Work, Tenant shall at its own cost and expense deliver to Landlord an endorsement of its policy of comprehensive general liability insurance referred to in Article 50 of this Lease, covering the risk during the course of performance of Tenant's Work, together with proof of payment of such endorsement, which policy as endorsed shall protect Landlord in the same amounts against any claims or liability arising out of Tenant's Work and Tenant's contractors shall obtain Worker's Compensation Insurance to cover all persons engaged in Tenant's Work and liability insurance covering the work done at Tenant's premises in the amounts of $500,000 in respect of property damage and $1,000,000 in respect of any one person and $3,000,000 in respect of any one accident, and a certificate thereof shall be furnished to the Landlord before commencement of any work by any contractor, subcontractors, their agents, servants or employees. Tenant's contractor shall name Crescent Properties, Inc., Landlord and any such other party as landlord may request, as additional insured parties under the said insurance policies;

     G. In the event the cost of Tenant's Work exceeds $250,000, then prior to commencing such Tenant's Work, Tenant, at its own cost and expense, shall deliver to Landlord a surety company performance bond and a labor and material and payment bond, issued by a surety company acceptable to Landlord, or other security satisfactory to Landlord, in an amount at least equal to Landlord's estimated cost of Tenant's Work, guaranteeing the performance thereof and payment therefor within a reasonable time, free and clear of all liens, encumbrances, chattel mortgages, conditional bills of sale and other charges, and in accordance with the plans and specifications approved by Landlord. Upon completion of all work to be undertaken hereunder, the performance bond shall be returned to Tenant; provided however, all of the terms and conditions under this
Article 40 have been complied with and, further, Tenant is not in default under any of the terms of this Lease.

     H. All of Tenant's Work shall be done in such a manner so as not to materially interfere with, delay, or impose any additional expense upon Landlord in the maintenance of the Building. In no event shall Landlord be required to consent to any Tenant's Work which would physically affect any part of the

[ILLEGIBLE] Demised Premises or would, in Landlord's sole judgment, adversely affects any of the mechanical, electrical, plumbing, HVAC or other systems of the Building;

     I. Notwithstanding anything herein contained to the contrary, Tenant shall make all repairs to the Demised Premises necessitated by Tenant's Work, and shall keep and maintain in good order and condition all of the installations in connection with Tenant's Work, and shall make all necessary replacements thereto;

     J. Prior to commencing Tenant's Work, Tenant shall deliver to Landlord the name and address of Tenant's general contractor, subcontractor(s), material suppliers and laborers, and the breakdown of the aggregate total cost of the construction and/or alterations. Tenant shall be responsible for furnishing
Landlord: (i) a partial release of lien simultaneously with each payment by Tenant to Tenant's personnel or contractors for any labor performed or materials furnished, and (ii) a final release of lien immediately upon a final payment by Tenant to Tenant's personnel or contractors for any labor performed or materials furnished;

     K. Wherever applicable, Tenant, at its sole cost and expense, shall be obligated to tie in and coordinate its security and/or fire alarm systems with both or either of the systems installed in the Building in which the Demised Premises are located;

     L. Promptly following the completion of all of said Tenant's Work, and as soon as reasonably feasible, Tenant shall obtain and furnish to Landlord all appropriate certifications from all authorities having jurisdiction to the effect that all such Tenant's Work has been performed and completed in accordance with the filed plans, if any, and with all laws, rules, regulations and orders of said authorities having jurisdiction;

41.  ELECTRICITY.

     A. Throughout the term hereof and except as otherwise set forth herein, electricity shall be supplied to the Demised Premises in accordance with the provisions of this Article 41.

     B. Tenant, at Tenant's sole cost and expense, shall obtain electricity directly from the utility company furnishing electricity to the Building. The cost of such service shall be paid by Tenant directly to such utility company.

     C. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Notwithstanding anything herein to the contrary, Tenant's use of electric current in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and facilities in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert any possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior written consent in each instance, connect any fixtures, appliances or equipment (other than a reasonable number of table or floor lamps, typewriters and similar small office machines using comparable electric current, a P.C. computer network, dark room and related photography equipment and a reasonable number of light boxes) to the Building's electric distribution system nor make any alteration or addition to the electric system of the Demised Premises. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord, and all costs and expenses in connection therewith, including, without limitation, those for filing for applications, permits, licenses and supervision, shall be paid by Tenant in advance upon Landlord's demand.

42. TAX ESCALATION.

    A. As used in this Lease:

       (i) "Taxes" shall mean the real estate taxes and assessments and special assessments, ordinary or extraordinary, foreseen and unforeseen, of any kind of nature whatsoever, by whatever name the same may be called, which may be assessed, levied or imposed upon the Building and/or the Land on which the Building is situated or any part thereof or any appurtenances thereto by any governmental bodies or authorities (the "Land"). If at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of, or as an addition to, or as a substitute for, the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed, there shall be levied, assessed or imposed wholly or partially (a) a tax assessment, levy or otherwise on the rents received therefrom, or (b) a license fee measured by the rent Payable by Tenant to Landlord, or (c) any other such additional or substitute tax, assessment, levy, imposition or charge, including but not limited to taxes or charges levied for water, sewer and vaults shall also be included within the term "Taxes", then all such taxes, assessments, levies, impositions or charges or the part thereof so measured or based shall be deemed to be included within the term "Taxes" for the purpose hereof. If Landlord shall be the lessee under a ground or underlying Lease, the term "Taxes" as used in this Lease shall be deemed to mean and include the amounts payable as Additional Rent or otherwise by Landlord under said ground or underlying Lease based on the taxes payable with respect to the Building and the Land.

       (ii) "Base Tax" shall mean Taxes, as finally determined, due and payable for the fiscal period of July 1, 1990 through June 30, 1991.

       (iii) "Tax Year" shall mean the fiscal year for which Taxes are levied by the governmental authority.

       (iv) "Tenant's Share" shall be fourteen and seven-tenths percent (14.7%).

    B. (i) If the Taxes for any Tax Year shall be more than the Base Tax, whether by reason of a increase either in tax rate or the assessed valuation, or both, or by reason of the levy, assessment or any tax on real estate or rents now levied, but included within the definition of taxes, Tenant shall pay as Additional Rent for such Tax Year an amount equal to Tenant's Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax (the amount payable by Tenant is hereinafter called the "Tax Payment"). The Tax Payment shall be prorated, if necessary, to correspond with that portion of a Tax Year occurring within the term of this Lease. The Tax Payment shall be payable by Tenant within ten (10) days after receipt of a demand from Landlord therefor, which demand shall be accompanied by a copy of the tax bill together with Landlord's computations of the Tax Payment.

       (ii) In addition to and supplementing the foregoing, Landlord may estimate the amount of the Tax Payment which shall be due from Tenant to Landlord for the next succeeding Tax Year and notify Tenant of the amount so estimated. Thereupon Tenant shall pay to Landlord the amount so estimated (the "Estimated Tax Payments"), in equal monthly installments in advance, on the first day of each calendar month during the applicable tax year. Landlord agrees that it will deposit the Estimated Tax Payments in a separate account and not co-mingle such Estimated Tax Payments with Landlord's general funds. Subsequent to the Commencement Date of this Lease, Landlord shall deliver to Tenant a statement reflecting Tenant's actual or estimated Tax Payment for the Taxes payable by Landlord with respect to the Tax Year in

Payment shall be ratably reduced for that portion of the Tax Year which occurred prior to the Commencement Date. Tenant shall remit to Landlord upon receipt of the statement the amount set forth as Tenant's actual or estimated Tax Payment. If the amount of the payment paid by Tenant exceeds the actual amount due, the overpayment shall be credited on Tenant's next succeeding payment if Tenant is not in default hereunder. If the amount of such monthly payment paid by Tenant shall be less than the actual amount due, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due within ten (10) days after demand from Landlord. If, on the first day of any calendar month, the amount of Taxes payable during the then current Tax Year shall not have been determined by the taxing authority, then the Tax Payment then payable by Tenant shall be estimated by Landlord subject to (a) adjustment, if necessary when the amount of such Taxes shall be determined, and
(b) Landlord delivering to Tenant a copy of all tax bills for such Tax Year together with a statement showing the amount of Tenant's Tax Payment.

          (iii) In the event the Base Tax is reduced as a result of an appropriate proceeding, Landlord shall have the right to adjust the amount of Tax Payment due from Tenant for any Tax Year hereunder, and Tenant agrees to pay the amount of said adjustment on the next rental installment day immediately following receipt of a rent statement from Landlord setting forth the amount of said adjustment.

     C. Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and the Building provided, however, that as long as Tenant is not then in default under the terms or conditions of the Lease, Tenant shall have the right to participate to a reasonable extent in the proposed tax abatement proceedings currently under consideration for the Building. Landlord shall be under no obligation to contest the assessed valuation. Should Landlord be successful in any such reduction proceedings and obtain a rebate for periods during which Tenant has paid its share of increase, Landlord shall, after deducting its expenses including, without limitation, attorney's fees, disbursements and appraisers' fees in connection therewith, return Tenant's Share of such rebate to Tenant. Nothing in this paragraph shall be deemed or be construed to require Landlord to pay to Tenant any portion of a refund of Taxes during any period when Tenant shall be in default hereunder, in which case, Landlord shall have the right to apply such amounts against amounts of rent then owed by Tenant.

     D. With respect to any period at the commencement of the term or expiration of the term of this Lease which shall constitute a partial Tax Year, Landlord's statement shall apportion the amount of the Additional Rent due hereunder. The obligation of Tenant in respect to such Additional Rent applicable for the last year of the term of this Lease or part thereof shall survive the expiration of the term of this Lease.

     E. Notwithstanding the fact that the increase in rent is measured by an increase in taxes, such increase is Additional Rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever. If any tax exemption or abatement, in whole or in part, shall be granted or become effective with respect to the Building and/or the Land, or any part thereof, by reason of the ownership or any interest in or occupancy of the Building and/or the Land, or any part thereof, by a charitable, educational, eleemosynary or non-profit organization or institution, or by reason of any improvements to the Building made or paid for by Landlord, or for any other reason, then, notwithstanding such exemption or abatement, the

???? ???? ???? paragraph shall continue in full force and effect it being the intention and purpose of this paragraph that Tenant shall remain liable for Tenant's Share of any increased Taxes to the same extent as if no such exemption or abatement and had been granted or become effective. In the case of any such exemption or abatement any statement, certification or bill issued by the taxing authority, or any official thereof, indicating the amount of Taxes which would be payable during any period if such exemption or abatement had not been granted, or had not become effective, shall be conclusive upon the parties hereto for the purpose of computing Tenant's Share of any increase in Taxes over the Base Tax.

43.  INTENTIONALLY OMITTED

44. NON-WAIVER AND SURVIVAL OF ADDITIONAL RENT OBLIGATIONS. Landlord's failure during the Lease term to prepare and deliver any of the tax bills, statements, notice or bills set forth in Article 42 or Landlord's failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of Additional Rent which may become due during the term of this Lease. Tenant's liability for the amounts due under
Article 42 shall survive the expiration of the Lease term.

45. NO EMPLOYMENT AGENCY, MESSENGER SERVICE, RETAIL OR RESIDENTIAL USE OF DEMISED PREMISES. It is an express condition of this Lease that the Demised Premises be used only for purposes in accordance with the provisions herein contained. In no event may the Demised Premises be used for Employment Agency, Messenger Service, Retail or Residential purposes and Tenant covenants and agrees to use the Demised Premises only for the commercial purposes specified in Article 2 hereof. Accordingly, it is expressly agreed that any violation by Tenant of its agreements, representations and obligations pursuant to this Article shall constitute a material default by Tenant under the terms of this Lease entitling Landlord to exercise any and all rights granted Landlord pursuant to Articles 17 and 18 of this Lease, including without limitation, the right to terminate this Lease and recover possession of the Demised Premises by reason of Tenant's default.

46.  ADDENDUM TO ARTICLE 6 (COMPLIANCE WITH LAWS).

     A. Supplementing the provisions of Article 6 hereof, Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Demised Premises or the use or occupation thereof. Tenant shall promptly comply with all recommendations, present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards or any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, any insurance company or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises (in which event Tenant shall effect such compliance at its sole cost and expense) or the Building (in which event, notwithstanding anything herein to the contrary, Landlord shall effect such compliance but Tenant shall promptly pay to Landlord, Tenant's Share, as defined in paragraph 42.A(iv), or the cost thereof).

     B. Tenant covenants and agrees to comply promptly with all present and future laws, orders and regulations of all federal, state, municipal and local governments, departments, commissions and boards which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises whether or not arising out of Tenant's use or manner of use thereof, or with respect to the Building if arising out of Tenant's use or manner of use of the Demised Premises or the Building, including, but not limited to, all laws, orders and regulations pertaining to access and egress to and from the

[ILLEGIBLE] and elevator and any fire protection, smoke protection and security requirements related thereto. Notwithstanding the foregoing, if any future law, order or regulation ("Law") first effective after the eighth (8th) anniversary of the Commencement Date, imposes any violation, order or duty upon Tenant pursuant to the provisions of this Article, the parties agree that (i) in the event the reasonable cost of complying with such Law exceeds $3,500, then in such event Landlord shall reimburse Tenant for fifty (50%) percent of Tenant's reasonable costs in complying with such Law upon submission to Landlord of bills, invoices and other reasonable evidence indicating the amount Tenant paid to so comply and (ii) if the effective date of such Law is after the ninth (9th) anniversary of the Commencement Date, then Landlord shall be obligated to reimburse Tenant for seventy five (75%) percent of the reasonable cost of such compliance.

     C. Tenant acknowledges with respect to the Demised Premises or any portion of the Building affecting the Demised Premises or relating thereto, that it shall be Tenant's responsibility and obligation to comply with all requirements and controls imposed by Local Laws 5 and 16 of the City of New York, as same now exist or may hereafter be amended, as well as with any and all other laws, rules and regulations of the City of New York of any governmental agency or department thereof having jurisdiction over the Building including without limitation the partitioning, layout, exit signs, telephone communications, fire extinguishers, electrical outlets, sprinklers, pressurization, HVAC systems, electrical controls, wiring, public address systems, conduits and additions to the Building electrical system. Tenant further acknowledges and agrees, if Landlord shall have performed Tenant's installation or alteration work for Tenant pursuant to any work letter agreement or pursuant to Tenant's request, the Landlord's sole responsibility with respect thereto shall be limited to the workerlike manner of such installation or alteration and it is the responsibility of Tenant and Tenant's architect insofar as the legality of any such installation or alteration is concerned, i.e., the drawing of plans in compliance with law and the obtaining of all permits relating thereto, including without limitation, all necessary approvals and signoffs, as well as any subsequent required, by law, modification(s) of any such installation or alteration made within the Demised Premises or alteration of the Building required as a result of such installation or alteration, which shall be solely the responsibility of Tenant, at Tenant's sole cost and expense, and Landlord shall have no obligation or duty with respect thereto. The performance of any of the foregoing Local Laws 5 and 16 required work, installations and alterations shall be performed by Tenant in accordance with and subject to all applicable provisions of this Lease (including but not limited to Articles 3 and 6 hereof) and of law, except Landlord shall have the right to perform any and all of said work on behalf of Tenant at Tenant's sole cost and expense.

          With respect to any work required to be performed under this Article to any portion of the Building other than the Demised Premises for reasons other than an alteration or installation made within the Demised Premises, Landlord shall perform such work on Tenant's behalf at Tenant's sole cost and expense and the actual expenditure shall be deemed to be the total cost expended multiplied by Tenant's Share defined in paragraph 42 (A)(iv) of this Lease.

     D. Tenant covenants and agrees that, at its sole cost and expense, it shall promptly comply with all present and future laws, ordinances and regulations imposed by Local Law 76 of the City of New York, as same now exists or may hereafter be amended.

     E. (i) If the National Board of Fire Underwriters or any local Board of Fire Underwriters or Insurance Exchange (or other bodies hereafter exercising similar functions) shall require or recommend the installation of fire extinguishers, a "sprinkler not limited to, smoke detectors and heat sensors), or any changes, modifications, alterations, or the installation of additional sprinkler heads or other equipment for any existing sprinkler system, fire extinguishing system, and/or fire detection system for any reason, whether or not attributable to Tenant's use of the Demised Premises or Alterations performed by Tenant; or

          (ii) If any law, regulation or order or if any bureau, department, or official of the federal, state, and/or municipal governments shall require or recommend the installation of fire extinguishers, a "sprinkler system", fire detection and prevention equipment (including, but not limited to, smoke detectors and heat sensors), or any changes, modifications, alterations, or the installation of additional sprinkler heads or other equipment for an existing sprinkler system, fire extinguishing system, and/or fire detection system for any reason, whether or not attributable to Tenant's use of the Demised Premises or alterations performed by Tenant; or

          (iii) If any such installations, changes, modifications, alterations, sprinkler heads, or other equipment become necessary to prevent the imposition of a penalty, an additional charge, or an increase in the fire insurance rate as fixed by said Board or Exchange, from time to time, or by any fire insurance company is a result of the use of the Premises whether or not the same is a permitted use under Article 2 hereof, then, Tenant shall, at Tenant's sole cost and expense, promptly make such installations within the Demised Premises and make such changes, modifications, alterations, or the installation of additional sprinkler heads or other required or recommended equipment.

     F. Anything herein to the contrary notwithstanding, Landlord agrees that at the Commencement Date of this Lease, the Demised Premises shall be in compliance with all laws, regulations and orders of any government agency having jurisdiction over the Demised Premises.

47. WAIVER OF SUBROGATION. Each party hereby releases the other party (which term as used in this Article includes the employees, agents, officers and directors of the other party) from all liability, whether for negligence or otherwise, in connection with loss covered by any fire and/or extended coverage insurance policies, which the releasor carries with respect to the Demised Premises, or any interest or property therein or thereon (whether or not such insurance is required to be carried under this Lease), but only to the extent that such loss is collected under said fire and/or extended coverage insurance policies. Such release is also conditioned upon the inclusion in the policy or policies of a provision whereby any such release shall not adversely affect said policies, or prejudice any right of the releasor to recover thereunder. Each party agrees that its insurance policies aforesaid will include such a provision so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, so long as the party for whose benefit the clause or endorsement is obtained shall pay such extra cost. If extra cost shall be chargeable therefor, each party shall advise the other of the amount of the extra cost, and the other party at its election, may pay the same, but shall not be obligated to do so.

48.  ASSIGNMENT, SUBLETTING, MORTGAGING.

     A. Tenant will not, by operation of law or otherwise, assign, mortgage or encumber this Lease, nor sublet or permit the Demised Premises or any part thereof to be used by others without the prior written consent of Landlord obtained in each instance. The consent by Landlord to any assignment or subletting shall not in any manner be construed to relieve Tenant from obtaining Landlord's express written consent to any other or further serve to relieve or release Tenant from its obligations to fully and faithfully observe and perform all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

     B. If Tenant desires to assign or to sublet all or any portion of the Demised Premises, Tenant shall give notice thereof to Landlord and in the case of subletting, Tenant shall specify in said notice the area and location of the space Tenant wishes to sublet as well as the proposed commencement and expiration date of such sublease. Upon receipt of such notice, Landlord shall have the following options to be exercised within thirty (30) days from receipt of Tenant's notice:

          (i) If Tenant's notice states that it is Tenant's desire to make an assignment of this Lease or a sublet of all or substantially all of the Demised Premises, Landlord shall have the option, which option shall be exercised within thirty (30) days from receipt of Tenant's notice, to cancel and terminate this Lease as of the date proposed by Tenant for such assignment or subletting, and on said date the term of this Lease shall cease and expire with the same force and effect as if such date were originally provided herein as the expiration of the term hereof.

          (ii) If Tenant's notice states that it is Tenant's desire to sublet less than all or substantially all of the Demised Premises, Landlord shall have the option, to be exercised within said thirty (30) day period, to cancel and to terminate this Lease as to such portion of the Demised Premises only, said termination to take effect as of the proposed effective date thereof as stated in Tenant's notice. In the event Landlord exercises its option under this subparagraph (ii) the Minimum Rent, Additional Rent and all other charges payable hereunder shall be equitably adjusted and apportioned.

     C. If Landlord does not exercise its right of cancellation under either of the foregoing options provided for in subparagraph (B) hereof within the time set forth therein, Tenant shall have the right thereafter for sixty days to attempt to assign Tenant's interest in this Lease or sublease all or a portion of the Demised Premises to third parties procured by Tenant or by outside brokers which Tenant may wish to utilize; provided, however, that such assignment or subletting shall be subject to the provisions of the above subparagraph (B) as well as the other provisions of this Article. Upon obtaining a proposed assignee or sublessee, upon terms satisfactory to Tenant, Tenant shall submit to Landlord in writing (w) the name of the proposed assignee or subtenant; (x) the terms and conditions of the proposed assignment or subletting; (y) the nature and character of the business and credit of the proposed assignee or subtenant; (z) current financial statements, banking references and any other references and information reasonably requested by the Landlord. Landlord shall have the further option, to be exercised within fifteen (15) business days from submission of Tenant's request, to require Tenant to execute an assignment or sublease to Landlord or Landlord's designee on the same terms and conditions in Landlord's own name, or the name of Landlord's designee, with a right to sublease to others without Tenant's consent being required for such or any further sublettings. If Landlord shall not exercise its foregoing further option within the time set forth, its consent to any such proposed assignment or subletting shall not be unreasonably withheld or unduly delayed, provided, however, that Landlord may withhold consent thereto if in the exercise of its sole judgment it determines that:

          (i) The financial condition and general reputation of the proposed assignee or subtenant are not consistent with the extent of the obligation undertaken by the proposed assignment or sublease or with the character and reputation of the Building.

        (ii) The proposed use of the Demised Premises is not appropriate for the Building or in keeping with the character of the existing tenancies or permitted by the Lease or with the dignity and character of the Building (but the foregoing shall not be deemed to enlarge the purposes for which the Demised Premises are permitted to be used as set forth in this Lease).

        (iii) The nature of the occupancy of the proposed assignee or subtenant will cause an excessive density of employees or traffic or make excessive demands on the Building's services or facilities or in any other way will lessen the dignity or character of the Building.

        (iv) The Tenant proposes to assign or sublet to one who, at the time, is a tenant or occupant of the Building, or a subsidiary, division or affiliate of any such tenant or occupant of the Building, or to one with whom Landlord or its agents are actively negotiating for space in the Building provided, however, that this subdivision (iv) shall not apply to any proposed subletting by Tenant of the portion of the Demised Premises consisting solely of the Penthouse if there is no other space in the Building which is available for lease or which is not contemplated by the Landlord to be available for lease within six (6) months thereafter.

        (v) The Tenant proposes to assign or sublet all or a portion of the Demised Premises at a rental rate less than the rental rate Landlord is then asking for other space in the Building ("Landlord's Rental Rate"), provided however that any subletting for which subparagraph F below shall be applicable, the rental rate for the proposed sublet shall not be less than eighty (80%) percent of Landlord's Rental Rate.

     D. Further, and as a condition of Landlord's consent to any assignment or subletting:

        (i) Tenant at the time of requesting Landlord's consent shall not be in default under this Lease;

        (ii) Each assignee of this Lease shall assume in writing all of the terms covenants and conditions of this Lease on the part of Tenant hereunder to be performed and observed;

        (iii) An original or duplicate original of the instrument of assignment and assumption or of the sublease agreement shall be delivered to Landlord within (5) days following the making thereof;

        (iv) Any instrument of sublease shall specifically state that each sublease is subject to all of the terms, covenants and conditions of this Lease;

        (v) Landlord may bill and Tenant shall pay all charges estimated by Landlord to be due through the date of assignment (without relieving Tenant or its assignee of the obligation to pay any balance due when the actual charges are computed); and

        (vi) Each assignee shall deposit with Landlord and each sublessee shall deposit with sublessor a sum equal to two months Minimum Rent as an additional security deposit under the Lease.

     E. If Tenant shall duly comply with all of the foregoing then, as aforesaid, Landlord shall not unreasonably withhold its consent to such assignment or subletting.

     F. Not withstanding anything contained in this Article to the contrary, Landlord shall not have the option set forth in subparagraph B(ii) of this
Article 48 or the option to require Tenant to execute a sublease to Landlord or Landlord's designee as set forth in subparagraph C above and subparagraph G below shall not apply, with respect to any proposed subletting of a portion of the Demised Premises consisting of not more than 3,500 square feet.

     G. It is agreed that if Landlord does not exercise any of the options contained herein and shall consent to such assignment or subletting, and Tenant thereupon assigns this Lease or sublets all or any portion of the Demised Premises, then and in that event Tenant shall pay to Landlord, as Additional Rent, (i) in the event of an assignment, the amount of all monies, if any, which the assignee has agreed to and does pay to Tenant in consideration of the making of such assignment less, however, all bona fide, third party, out-of-pocket costs actually incurred by Tenant in connection with the making of such assignment, including but not limited to any brokerage fees, advertising and alteration costs; and (ii) in the event of a subletting the amount, if any, by which the Minimum Rent and Additional Rent payable by sublessee to Tenant shall exceed the Minimum Rent plus Additional Rent allocable to that part of the Demised Premises affected by such sublease, pursuant to the provisions of this Lease plus the amounts, if any, payable by such sublessee to Tenant pursuant to any side agreement as consideration (partial or otherwise) for Tenant making such subletting. Such Additional Rent payments shall be made monthly within five (5) days after receipt of the same by Tenant or within five (5) days after Tenant is credited with the same by the assignee or sublessee. At the time of submitting the proposed assignment or sublease to Landlord, Tenant shall certify to Landlord in writing whether or not the assignee or sublessee has agreed to pay any monies to Tenant in consideration of the making of the assignment or sublease other than as specified and set forth in such instruments, and if so Tenant shall certify the amounts and time of payment thereof in reasonable detail.

     H. If this Lease shall be assigned, or if the Demised Premises or any part thereof be sublet or occupied by any person or persons other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected (which may be treated by Landlord as rent or as use and occupancy) to the Minimum Rent and Additional Rent herein reserved but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed an acceptance of the assignee, subtenant or occupant as a tenant, nor a release of Tenant from the full performance by Tenant of all the terms, conditions and covenants of this Lease.

     I. Each permitted assignee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Minimum Rent and Additional Rent and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease and any renewals and modifications hereof. No assignment shall be binding on Landlord unless, as hereinbefore provided, such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent prior thereto. Any assignment, sublease or agreement permitting the use and occupancy of the Demised Premises or any portion thereof, to which Landlord shall not have expressly consented in writing shall be deemed null and void and of no force or effect.

     J. Tenant agrees that notwithstanding any subletting or assignment permitted by Landlord, no other or further assignment of this Lease or subletting of all or any part of the Demised Premises by Tenant or any person or entity claiming through or under Tenant (except as provided in subparagraph
(C) herein) shall or will be made except upon compliance with and subject to the provisions of this Article.

[ILLEGIBLE]
shall constitute a consent to any assignment or subletting.

     L. Tenant represents that the ownership and power to vote the majority of its entire outstanding capital stock or other controlling interests belongs to and is vested in the person(s) executing this Lease or members of his or their immediate family. Any transfer of said controlling interests in Tenant shall constitute an assignment and shall accordingly be subject to the restrictions set forth in this Article 48 of the Lease. Notwithstanding the foregoing, in connection with a transfer of substantially all of the capital stock of Tenant in connection with a bona fide sale of Tenant's business the provisions of subparagraph B or Landlord's option to require Tenant to execute an assignment or sublease to Landlord or Landlord's designee as provided in subparagraph C shall not be applicable provided that upon such stock transfer, the net worth of Tenant shall not be materially less than the net worth of Tenant immediately prior to such transfer.

49.  INDEMNITY-LIABILITY INSURANCE.

     A. Tenant covenants and agrees to indemnify and save Landlord, its managing agent and its principals, disclosed or undisclosed, harmless from and against any and all claims, losses, damages or expenses (including reasonable attorney's fees) or other liability arising during the term of this Lease out of or in connection with (i) the construction, possession, use, occupancy, management, repair, maintenance or control of the Demised Premises or any part thereof or any other part of the Building used by Tenant, or (ii) any act or omission of Tenant or Tenant's agents, employees, contractors, concessionaires, licensees, invitees, subtenants or assignees, or (iii) any default, breach, violation or non-performance of this Lease or any provision hereof by Tenant, or (iv) any injury to person or property or loss of life sustained in or about the Demised Premises or any part thereof, except such claims found to be the result of the negligence of Landlord, its agents, employees or contractors. Tenant shall, at its own cost and expense, defend any and all actions, suits and proceedings which may be brought against, and Tenant shall pay, satisfy and discharge any and all judgments, orders and decrees which may be made or entered against, Landlord, its principals, disclosed or undisclosed, with respect to, or in connection with, any of the foregoing. The comprehensive general liability coverage maintained by Tenant pursuant to this Lease shall specifically insure the contractual obligations of Tenant as set forth in this Article and/or as provided in this Lease.

     B. Tenant covenants to provide on or before the commencement date of the term hereof and to keep in force during the term hereof for the benefit of Landlord, its managing agent and Tenant a comprehensive policy of liability insurance protecting Landlord and Tenant (and any other parties as Landlord or any Mortgagee shall designate to be added as insured parties) against any liability whatsoever occasioned by accident on or about the Demised Premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies licensed to do business in the State of New York and satisfactory to Landlord. The policy shall be a comprehensive General Liability type and extended to include personal injury liability and fire legal liability with the amounts of liability thereunder not less than $1,000,000.00 in respect of any one person, not less than $3,000,000.00 in respect of any one accident, and not less than $500,000.00 in respect of property damages. In addition, Tenant will, at Tenant's expense, maintain (i) workers' compensation insurance within statutory limits covering all persons employed, directly or indirectly, in connection with any of Tenant's Work or any repair or alteration authorized by this Lease or consented to by Landlord, and all employees and agents of Tenant with respect to whom death or bodily injury claims could be asserted against Landlord or Tenant; (ii) fire and

[ILLEGIBLE]
extended coverage insurance in an amount adequate to cover the cost of replacement of all fixtures and decorations and improvements in the Demised Premises; and (iii) rent insurance covering those risks referred to in (ii) above in an amount equal to all Minimum Rent and Additional Rent payable under this Lease for a period of twelve (12) months commencing with the date of loss. Prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate or original of the aforesaid policy or a certificate containing an endorsement that such insurance may not be cancelled or modified except upon twenty (20) days written notice to Landlord, together with evidence of the payment of the required premium and failure by Tenant to keep in force the aforementioned insurance which shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant's default. The minimum limits of insurance described above shall be subject to increase at any time, and from time to time, after the third anniversary of the commencement date of the term hereof, if Landlord shall deem same necessary demand for adequate protection. Within thirty (30) days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence of compliance with such demand.

     C. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have the right, at any time during the term of this Lease, upon five (5) days written notice to Tenant, to request Tenant to furnish to Landlord a duplicate original of the insurance policy(s), or certificate(s) of insurance, which are required to be maintained pursuant to the terms of the Lease. In addition to the aforesaid, Landlord shall have the right, at any time during the term of the Lease, to enter upon the Demised Premises during reasonable business hours and request Tenant or Tenant's agent to furnish and/or display to Landlord a duplicate original of the insurance policy(s) or certificate(s) of insurance of the insurance which are to be maintained pursuant to terms of the Lease. Failure on the part of the Tenant to furnish Landlord with the proof of insurance, as aforesaid, or display same to Landlord and/or permit entrance to Landlord shall be deemed a default under the terms of the Lease, for which Landlord shall have those rights that it has for Tenant's default under the same terms of this Lease.

50. TENANT'S CERTIFICATE. Tenant shall, without charge at any time and from time to time, within ten (10) days after request by Landlord, certify by written instrument, duly executed, acknowledged and delivered, to any mortgagee, assignee of any mortgage or purchaser, or any proposed mortgagee, assignee of any mortgage or purchaser, or any other person, firm or corporation specified by landlord:

     A. that this Lease is unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified and stating the modification;

     B. whether or not there are then existing any set-offs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon the part of Tenant to be performed or complied with (and, if so, specifying the same);

     C. the dates, if any, to which the rental and other charges hereunder have been paid in advance; and

     D.  any other information pertaining to this Lease requested by Landlord.

51.  SUBORDINATION, ATTORNMENT.

     A. This Lease is subject and subordinate to (i) to all ground or underlying leases and to all mortgages which may now or

[ILLEGIBLE]
Demised Premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such ground or underlying leases or mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessee or by any mortgagee affecting any lease or the real property of which the Demised Premises are a part. However, in confirmation of such subordination, tenant shall execute promptly any certificate the landlord may request and Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or instrument for and on behalf of Tenant.

     B. Tenant covenants and agrees that, if by reason of a default on the part of Landlord, as lessee under any ground or underlying lease, in the performance of any of the terms or provisions of such ground or underlying lease, or for any other reason of any nature whatsoever, such ground or underlying lease and leasehold estate of Landlord as lessee thereunder is terminated by summary proceeding or otherwise, or if such ground or underlying lease and such leasehold estate is terminated through foreclosure proceedings brought by the holder of any mortgage to which such ground or underlying lease is subject or subordinate, or in case of any foreclosure of any mortgages affecting the real property of which the Demised Premises is a part, Tenant will attorn to the lessor under such proceedings or the holder of such mortgage, as the case may be and will recognize such lessor or such purchaser as Tenant's landlord under this Lease, unless the lessor under such ground or underlying lease or the holder of any such mortgage in any such proceedings shall elect in connection therewith to terminate this Lease and the rights of Tenant to the possession of the Demised Premises. Tenant agrees to execute and deliver at any time and from time to time, upon the request of Landlord, the lessor under any such ground or underlying lease, or such mortgagee or purchaser any instrument which may be necessary or appropriate to evidence such attornment and Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact to execute and deliver any such instrument for and on behalf of Tenant. Such attornment by Tenant shall contain, among other things, provisions to the effect that subject to Landlord's right to terminate this Lease pursuant to Article 9 hereof, in no event shall such lessor, mortgagee or purchaser as landlord, (i) be obligated to repair, replace or restore the Building or the Demised Premises in the event of damage or destruction, beyond such repair, replacement or restoration as can be reasonably accomplished from the net proceeds of insurance actually received by or made available to such landlord,
(ii) be responsible for any previous act or omission of the landlord or the tenant under such ground or underlying lease or for the return of any security deposit unless actually received by such landlord, (iii) be subject to any liability or offset accruing to Tenant against Landlord, (iv) be bound by any previous modification or extension of this Lease unless previously consented to, or (v) be bound by any previous prepayment of more than one month's rent or other charge. Tenant further waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event such ground or underlying lease terminates or any such summary proceeding or foreclosure proceeding is brought by the lessor under any such ground or underlying lease or the holder of any such and agrees that, unless and until any such lessor under any such ground or underlying lease or holder of any such mortgage in connection with any such proceeding shall elect to terminate this Lease and to extinguish the leasehold estate to Tenant hereunder this lease shall not be affected in any way whatsoever by any such proceeding or termination.

     C. Landlord agrees that it shall obtain (i) from the holder of the existing mortgage covering the real property of which the demised premises form a part, and/or any renewal,


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
modification, consolidation, replacement and extension of the existing mortgage, a non-disturbance agreement in favor of Tenant and substantially in the form of Exhibit "A"; (ii) from the lessor under the ground lease covering the land and Building of which the demised premises are a part, a non-disturbance agreement in favor of Tenant substantially in the form of Exhibit "B"; and (iii) from the holder(s) of any mortgage(s) hereafter made, non-disturbance agreements in recordable form, providing in substance that provided Tenant shall have entered into possession and occupancy of the demised premises, and so long as Tenant is not in default in its obligations for the payment of fixed rent and additional rent and in the performance of the other terms, covenants and conditions to be performed on its part under this lease beyond applicable notice and grace periods, its possession of the demised premises will not be disturbed during the term hereof, notwithstanding the foreclosure of any such mortgage, and Tenant will not be named as a party in any foreclosure proceedings brought for the recovery of possession (except to the extent required by applicable law). Any such non-disturbance agreement may also contain such other provisions which the holder of any such mortgage customarily requires. The inability of Landlord to obtain any such agreement shall not be deemed a default on Landlord's part of its obligations hereunder, or impose any claim in favor of Tenant against Landlord by reason thereof, or affect the validity of this lease, except that the foregoing subordination shall be of no force or effect with respect to any particular mortgage hereafter made until such time as a non-disturbance and attornment agreement in the form provided for in this Paragraph is obtained with respect thereto (unless the failure to obtain such agreement is due to Tenant's failure or delay in executing and delivering same).

52. EXCULPATORY CLAUSE. Notwithstanding anything contained in this Lease, at law or in equity to the contrary, it is expressly understood, acknowledged and agreed by Tenant that there shall at no time be or be construed as being any personal liability by or on the part of Landlord under or in respect of this Lease or in any wise related hereto or the Demised Premises; it being further understood, acknowledged and agreed that Tenant is accepting this Lease and the estate created hereby upon and subject to the understanding that it shall not enforce or seek to enforce any claim or judgment or any other matter, for money or otherwise, personally against any officer, director, stockholder, partner, principal (disclosed or undisclosed), representative or agent of Landlord, but shall look solely to the equity of Landlord in its leasehold interest in the Land and Building, and not to any other assets of Landlord, for the satisfaction of any and all remedies or claims of Tenant in the event of any breach by Landlord of any of the terms, covenants or agreements to be performed by Landlord under this Lease or otherwise; such exculpation of any officer, director, stockholder, partner principal (disclosed or undisclosed), representative or agent of Landlord from personal liability as set forth in this Article shall be absolute, unconditional and without exception of any kind.

53. BROKER. Tenant covenants, warrants and represents that there were no brokers other than First New York Realty Co., Inc. (the "Broker") instrumental in consummating this Lease, and no conversations or negotiations were had with any broker except the Broker concerning the renting of the Demised Premises. Tenant agrees to indemnify, defend and hold and save Landlord harmless against any and all liability from any claims of any broker except the Broker who claims to have dealt with Tenant (including, without limitation, the cost of counsel fees and disbursements in connection with the renting of the Demised Premises). Based upon such representation, Landlord has agreed to pay a brokerage commission to the Broker pursuant to separate agreements.

54. TENANT'S REMEDIES. With respect to any provision of this Lease which provides, in effect, that Landlord shall not unreasonably withhold or unreasonably delay any consent or any

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
[FIRST LINE ILLEGIBLE]
shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval; but Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

55. TENANT'S OPERATING OBLIGATIONS. Tenant covenants and agrees that during the term of this Lease:

     A. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, then Tenant, at its sole cost and expense, shall duly procure and therefore maintain such license or permit and submit the same to inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

     B. Tenant shall not misuse plumbing facilities or dispose of any foreign substances therein which might cause damage to the plumbing facilities. Tenant shall not permit any food, waste, or other foreign substances to be thrown or drawn into the pipes. Tenant shall maintain the plumbing that it installs in good order, repair and condition, and repair any damage resulting from any violation of this paragraph. Tenant shall make any repairs to the other plumbing in the Building, if damage results from Tenant's improper use of such plumbing.

     C. Tenant shall retain a licensed professional exterminating service which will service the Demised Premises on a regular basis throughout the term so as to keep the Demised Premises free of vermin. Tenant shall furnish Landlord with a copy of said contract within seven (7) days from the date of request therefor by Landlord.

     D. Tenant shall not encumber or obstruct or permit to be encumbered or obstructed any hallway, service elevator, stairway or passageway in the Building.

     E. Tenant covenants and agrees that throughout the term, it shall not suffer, allow or permit any offensive or obnoxious vibration, noise, odor or other undesirable effect to emanate from the Demised Premises, or any machine or other installation therein, or otherwise suffer, allow or permit any such obnoxious vibration, noise, odor or other undesirable effect to constitute a nuisance or otherwise interfere with the safety, comfort or convenience of Landlord, or other tenants, occupants, customers, agents, or invitees or any others lawfully in or upon the Building and upon Landlord's notice to Tenant, Tenant shall within five (5) days thereof remove or control the same, and if any such condition is not so remedied, then Landlord may, at its discretion, either: (i) cure such condition and add any cost and expense incurred by Landlord therefor to the next installment of Minimum Rent due under this Lease, and the Tenant shall then pay said amount, as Additional Rent hereunder; or
(ii) treat such failure on the part of the Tenant to remedy such condition as a material default of this Lease on the part of the Tenant hereunder, entitling the Landlord to any of its remedies pursuant to the terms of this Lease.

     F. Tenant shall, throughout the term of this Lease, maintain, repair, service and replace when necessary, all doors leading into and out of the Demised Premises and all hardware appurtenant thereto, including, but not limited to, locks, hinges, silencers, door stops, door jambs, door closers, latchsets, flushbolts, door frames, thresholds and door knobs. Landlord shall have no liability or obligation whatsoever regarding the maintenance, repair, service and replacement of the foregoing.

          G. Tenant shall keep the Demised Premises (including, without limitation, exterior and interior portions of all windows, doors and all other glass) in a neat and clean condition.

          H. Tenant shall handle and dispose of all rubbish, garbage and waster from Tenant's operations in accordance with reasonable rules and regulations established by Landlord.

          I. Tenant shall not change (whether by alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the Demised Premises or of the Building or any part thereof.

          J. Tenant shall not use, or permit to be used, any advertising medium and/or loud speaker, and/or sound amplifier, and/or radio or television broadcast which may be heard outside the Demised Premises or which does not comply with the general policies or rules and regulations then in effect; it being understood that breach of the foregoing restriction contained in this paragraph (K) shall constitute a material breach of this Lease on the part of Tenant hereunder which, if not cured within three (3) days after notice from Landlord shall, in addition to all other rights and/or remedies available to Landlord under this Lease or at law or in equity, constitute a material default under this Lease.

          K. Tenant shall not subject any fixtures or equipment in or on the Demised Premises which are affixed to the realty, to any mortgage, liens, conditions sales agreements, security interests or encumbrances.

          L. Tenant shall not perform any act or carry on any practice which may damage, mar or deface the Demised Premises or any other part of the Building.

          M. Tenant shall not operate on the Demised Premises or in any part of the Building any coin- or token-operated vending machine or similar device (including, without limitation, pay telephones, pay lockers, pay toilets, scales, amusement devices, and machines for the sale of beverages, foods, candy, cigarettes or other merchandise and/or commodities). Notwithstanding the foregoing, Tenant shall have the right to maintain a kitchen pantry in the Demised Premises, including therein a "Dwyer type" unit for the warming (cooking being expressly prohibited) of food, refrigerator and vending machines dispensing food and beverages for the exclusive use of the employees and business guests of Tenant, each of which vending machines (if same dispenses any beverages or other liquids or refrigerates) shall have a waterproof pan located thereunder.

          N. Tenant shall not install any awnings in or on the Demised Premises which are visible to public view outside the Demised Premises.

          O. Tenant shall not permit window cleaning or other exterior maintenance and janitorial services in and for the Demised Premises to be performed except by such person(s) as shall be approved by Landlord, and except during reasonable hours designated for such purposes by Landlord.

          P. Tenant shall not install, operate or maintain in the Demised Premises any electrical equipment which will overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation, as determined by Landlord, in light of the overall system and requirements therefor in the Building, or which does not bear underwriters' approval.

any purpose calculated to injure the reputation of said Demised Premises, and/or the Building or of the neighborhood in which the same are located or to, presently or in the future, impair the value of said Demised Premises and/or Building.

     R. Tenant shall not suffer, allow or permit the erection or display in, on or from the Demised Premises any exhibits, banners, decorations, flags, bunting or any other similar or dissimilar kind or form of description or display without Landlord's prior written consent in each instance.

     S. Tenant shall not permit any business to be operated in or from the Demised Premises by any concessionaire or licensee without the prior written consent of Landlord in each instance.

     T. Tenant shall not place any signs in the hallway whether placed on the walls, free standing or hanging from the ceiling. Nor shall Tenant place any signs on the exterior of the building.

     U. Tenant shall be responsible for surrendering the Demised Premises, or a part of the Demised Premises, in accordance with the terms of this Lease, and shall remain liable for any and all monies which are due and payable, whether billed or unbilled, for the period of time up until the time Tenant vacates the space being recaptured by Landlord.

     V. Subject to the conditions hereinafter set forth, Tenant shall have the right to install and maintain one exterior sign identifying Tenant on the Union Square East side of the Building. Any exterior sign shall not be electrified or illuminated. The location of any exterior sign, the coloring, configuration, design and dimensions of any exterior sign and the lettering thereon are all subject to the Landlord's prior written approval thereof, which approval shall not be unreasonably withheld, provided such sign is in keeping with the dignity and character of the Building. Tenant, at its own cost and expense, shall maintain any such exterior sign in good appearance and repair and obtain and keep in force and effect all governmental permits or licenses, if any, with respect to any such sign. At the expiration of the term of this Lease, Tenant, at its own cost and expense, shall on or before the expiration or termination of this Lease remove any such exterior sign and repair any damage to the Building caused by the installation and/or removal of such sign.

     W. Subject to the prior consent of Landlord, which consent shall not be unreasonably withheld, Tenant shall have the right to display photography used in connection with Tenant's business and change such photography from time to time in the lobby of the Building, provided that such photography shall be in keeping with the dignity and character of the Building and provided further that under no circumstances shall obscene, immoral or pornographic photography, as determined by Landlord in Landlord's sole discretion, be permitted.

56. LABOR REGULATIONS. Tenant covenants and agrees that, from and after the date hereof and throughout the term of this Lease, it shall not take any action which would violate the Landlord's union contract, if any, affecting the Building, nor create any work stoppage, picketing, labor dispute, or any interference with the business of the Landlord or any other tenant or occupant in the Building or with the rights and privileges or any person(s) lawfully in the Building, nor cause any impairment or reduction of the good name of the Building. Any default by Tenant under this Article shall be deemed a material default entitling Landlord to exercise any or all of the remedies as provided in this Lease subject to the notice provisions provided in Article 17 hereof.

57. ADDENDUM TO ARTICLE 22. (END OF TERM). If Tenant shall default in surrendering the Demised Premises upon the expiration or termination of the term, Tenant's occupancy subsequent to such

[ILLEGIBLE]
acquiescence of Landlord, shall be deemed to be that of a tenancy at will and in no event from month-to-month or from year-to-year, and it shall be subject to all the terms, covenants and conditions of this Lease applicable thereto, except the Minimum Rent shall be (i) one and one-half (1 1/2) times the amount payable in the last year of the term for the period commencing on the expiration or termination of the term and for four (4) months thereafter and
(ii) two (2) times the amount payable in the last year of the term for the period commencing four (4) months after the expiration or termination of the term, and no extension or renewal of this Lease shall be deemed to have occurred by such holding over. In the event Landlord shall commence proceedings to dispossess Tenant by reason of Tenant's default, Tenant shall pay, in addition to costs and disbursements, minimum legal fees of $1,000.00 for each proceeding as Additional Rent hereunder. Tenant shall also be liable to Landlord for all claims made by any succeeding tenants against Landlord or otherwise resulting from the failure of Tenant to timely surrender and vacate the Demised Premises.

58. ADDENDUM TO ARTICLE 18 (LANDLORD'S REMEDIES). Should Tenant fail to pay any installment of Minimum Rent, Additional Rent, or any other sum payable to Landlord under the terms of this Lease within ten (10) days after same becomes due, then interest shall accrue on said Minimum Rent, Additional Rent and other sums payable to Landlord hereunder, from and after the date on which any such sum shall be due and payable, and such interest, together with a late charge of three and one-half cents ($.035) for each dollar ($1.00) overdue to cover the extra expense involved in handling such delinquency shall be paid by Tenant to Landlord at the time of payment of the delinquent sum. If Tenant shall issue a check to Landlord which is returned unpaid for any reason, Tenant shall pay Landlord an additional charge of Fifty ($50.00) Dollars for Landlord's expense in connection therewith. In the event Tenant shall issue three (3) checks in any twelve consecutive month period, which are returned unpaid for any reason, or if Tenant shall be late in making any payment due under this Lease more than three
(3) times in any twelve consecutive month period, then in either event Landlord shall be entitled to demand from Tenant and Tenant agrees to tender to Landlord additional security in the amount of one month's then current Minimum Rent to be held in accordance with the terms of Article 34 hereof. In addition, in the event Tenant shall issue three (3) checks in any twelve consecutive month period, which are unpaid for any reason, Landlord shall be entitled to demand from Tenant and Tenant agrees to make any and all payments for Minimum Rent, Additional Rent or any other charges which thereafter become due under this Lease by certified check or bank check. These remedies shall be without prejudice to any of Landlord's other rights and remedies hereunder or at law for non-payment or late payment of rent and shall be in addition thereto.

59. INTEREST. Whenever this Lease refers to "interest", same shall be computed at a rate equal to the "Prime Rate" (as hereinafter defined) plus two (2%) percent except where otherwise in this Lease a different rate is specifically set forth. If, however, payment of interest at any such rate by Tenant (or by the tenant then in possession having succeeded to the Tenant's interest in accordance with the terms of this Lease) should be unlawful, i.e., violative of the usury statutes or otherwise, then "interest" shall, as against such party, be computed at the maximum lawful rate payable by such party. "Prime Rate" shall mean the rate being charges at the time in question by Citibank, N.A. for short term ninety (90) days unsecured loans made to its preferred corporate customers.

60.  ARBITRATION.   Either party may request arbitration of any matter in
dispute wherein arbitration is expressly provided in this Lease as the appropriate remedy. The party requesting arbitration shall do so by giving notice to that effect to the other party, and both parties shall promptly thereafter apply to

[ILLEGIBLE]
(or any organization successor thereto) in the City, County and State of New York for the appointment of a single arbitrator. The decision of the arbitrator shall be final and conclusive upon the parties hereto and a judgment may be obtained thereon in any court having jurisdiction in accordance with the procedural rules than obtaining of the AAA or any successor thereto. The arbitrator may grant injunctions or other relief in such controversies or claims. The parties agree that the unsuccessful party shall pay the entire pay for its own attorney's fees and expenses.

61. AIR CONDITIONING. A. Subject to the provision of paragraph 61.F., all maintenance, repair, and replacement of the air conditioning and ventilation system serving the Demised Premises shall be the responsibility of the Tenant, at the Tenant's sole cost and expense. This is to be done in a manner satisfactorily to Landlord and only persons approved by Landlord to maintain and repair Tenant's air conditioning system shall be permitted to enter the Demised Premises or Building for such purpose. Landlord shall not be liable to Tenant in damage or otherwise nor shall Tenant be entitled to any abatement or diminution of the Minimum Rent or any Additional Rent payment under this Lease if the operation of the air conditioning and/or ventilating system is interrupted, impaired, suspended or terminated because of failures, repairs, installations or improvements within the Demised Premises or Building, nor shall any such interruptions, impairment, suspension, or termination release Tenant from the performance of any of its obligations hereunder. Landlord reserves the right to stop the operation of the air-conditioning and ventilating system when necessary by reason of accident or emergency, or mechanical breakdown, or requirement of law or any cause beyond Landlord's reasonable control or for repairs, alterations, replacements, or improvements which, in the judgment of Landlord, are desirable or necessary within the Building and the Demised premises and which may affect Tenant's air conditioning.

     B. If either the Tenant's quantity of character of cooling and/or ventilating service within the Demised Premises shall change or cease to be available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to impose any liability upon Landlord or Landlord's agents.

     C. Tenant shall not, without prior written consent of Landlord in each instance, make or permit to be made any additions to or modifications of the existing air conditioning and ventilation system. Any such permitted additions or modifications permitted to be made hereunder shall be performed by Tenant at Tenant's expense.

     D. Tenant acknowledges that upon the expiration of the term of the Lease, or earlier termination, the air conditioning system shall be surrendered by Tenant in good condition and good working order, reasonable wear and tear excepted, in a manner satisfactory to Landlord.

     E. Anything contained herein to the contrary notwithstanding, it is expressly agreed that Tenant shall pay the cost of any and all permits which subsequent to the Commencement Date of this Lease may be required by any branch or department of the borough, county, city, state or federal government in connection with the air conditioning to be installed in the Demised Premises by Landlord pursuant to Landlord's Work.

     F. Tenant agrees that promptly following the Commencement Date, it will enter into a service contract for the air conditioning system on such terms and conditions reasonably approved by Landlord and will renew and maintain such service contract throughout the term of this Lease. Landlord agrees that

[FIRST LINE ILLEGIBLE]
major component of the air conditioning system requires replacement or repair and the cost thereof exceeds $3,500, Landlord shall reimburse Tenant for fifty (50%) percent of the cost of such repair or replacement. In the event such repair or replacement is required after the ninth (9th) anniversary of the Commencement Date, Landlord shall reimburse Tenant for seventy five (75%) percent of such cost. Landlord agrees to assign to Tenant any guarantees or warranties which Landlord receives with respect to the Air Conditioning System. In no event, shall Landlord have any obligation to reimburse Tenant for any replacement or repair attributable to Tenant's negligence, carelessness or misuse of the Air Conditioning System.

62. WATER CHARGES. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes and for other purposes permitted under this Lease (of which fact Tenant constitutes Landlord to be sole judge), Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord as Additional Rent for the cost of the meter and the cost of the installation thereof, and throughout the duration of Tenant's occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense in default of which Landlord may cause such meter and equipment to be replaced or repaired, and collect the cost thereof as Additional Rent from Tenant. Tenant agrees to pay for water consumed as shown on said meter as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Tenant covenants and agrees to pay the sewer rent charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the Demised Premises or the realty of which they are a part pursuant to law, order or regulation made or issued in connection with the use consumption, maintenance or supply of water, water system or sewage or sewage connection of system. Any bill rendered by Landlord hereunder shall be payable by Tenant as Additional Rent. If the Building or the Demised Premises, or any part thereof, be supplied with water though a meter through which water is also supplied to other premises, Tenant shall pay to Landlord, as Additional Rent, on the first day of each month ten (10%) percent of the total meter charges, as Tenant's portion. Independently of, and in addition to any of the remedies reserved to Landlord hereinabove or elsewhere in this Lease, Landlord may sue for and collect any monies to be paid by Tenant or paid by Landlord for any of the reasons or purposes hereinabove set forth.

63.  USE. Tenant shall use the Demised Premises in the following manner:

     A. Subject to, and in accordance with Article 2 of this Lease and all rules, regulations, laws, ordinances, statutes and requirements of all governmental authorities and any Fire Insurance Rating Organization, Board of Fire Underwriters and/or other similar bodies having or asserting jurisdiction thereover.

     B. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant shall, at all times, comply with the terms and conditions of each such license or permit.

     C. Tenant shall not, at any time, use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building which the Landlord represents will permit office use.

64. [ILLEGIBLE]. Tenant understands and acknowledges that Landlord may alter, restore and/or renovate the entrance lobby and/or other portions of the Building (exclusive of the Demised Premises) and that such alterations, restoration and/or renovation or other work in the Building (including, without limitation, the temporary relocation of the entrance to the Building) may result in certain inconveniences or disturbances to Tenant and other occupants of the Building but same shall not result in Tenant being denied access to or use of the Demised Premises. Tenant agrees that the performance of any such work shall not constitute or be deemed to be a constructive eviction or be grounds for a rent abatement, offset or reduction or a termination of this Lease or the term hereof, nor shall the same in any way affect the obligations of Tenant under this Lease, including, without limitation, the obligation to pay the rents herein reserved or give Tenant the right to claim damages or any matter or thing from Landlord or Landlord's agent(s) or contractor(s). Landlord agrees that in connection with such work in the Building, Landlord shall use reasonable efforts to minimize (i) any disruption to Tenant's business and (ii) any inconvenience to Tenant provided that in no event shall Landlord be required to perform such work on an overtime basis or on weekends. Landlord further agrees that in no event will the entrance lobby of the Building be reduced in excess of fifteen (15%) percent unless required by law, ordinance or regulation.

65. LANDLORD'S OVERHEAD, SUPERVISION AND APPROVAL CHARGES. Whenever Landlord or its agent shall install a water meter pursuant to Article 29 hereof, or shall perform work or furnish services at Tenant's request or on behalf of Tenant which are not otherwise specifically billable to Tenant as Additional Rent pursuant to any other Lease provision or separate agreement or shall perform work, which Tenant should have performed but failed to perform prior to the expiration of any applicable grace period with respect thereto, or any contractor or vendor performs construction or furnishes labor, material or services or alteration work on behalf of Tenant, in addition to all other charges as may be required to be paid by Tenant as elsewhere provided in this Lease, Tenant shall pay to Landlord, upon rendition of Landlord's bill therefor, an amount equal to fifteen (15%) percent of the amounts actually expended by Landlord and/or Tenant in connection with the performance of such work or installation of such meter (representing a charge of seven and one-half (7.5%) percent of such cost for Landlord's overhead, plus seven and one-half (7.5%) percent for supervision). If any plan or specification submitted to Landlord shall, in Landlord's sole opinion, require the expert opinion of an architect, engineer or other professional service in order for Landlord to determine whether or not to approve or withhold consent thereto, Landlord may retain an architect, engineer or other professional service for such purpose, and Tenant agrees to pay to Landlord an amount equal to the reasonable fee of such architect, engineer or other professional service actually paid by Landlord for reviewing such plan or specifications. Said sum shall be payable irrespective of whether or not approval of such plans and specifications are returned to Tenant with objections thereto. Notwithstanding the foregoing, Landlord shall not be entitled to the overhead and supervision charge as set forth herein with respect to Landlord's Work being performed in the Demised Premises prior to the Commencement Date.

66. CHEMICAL WASTE. Tenant agrees that Tenant shall not pour or otherwise dispose of any chemical, chemical waste, chemical by-products, or other such material, through the drainage (plumbing) system of the Demised Premises which may harm or damage any portion of the plumbing, waste disposal or sanitary systems. This representation by Tenant is a material inducement to Landlord to enter into this Lease, and without such inducement, Tenant acknowledges that Landlord would not have entered into this Lease agreement. Accordingly, Tenant's breach of this agreement shall be deemed a material default under this Lease,

[ILLEGIBLE]
Tenant's default.

67. RUBBISH REMOVAL. Tenant agrees to pay, as Additional Rent, in equal monthly installments, fifteen (15%) percent of the total rubbish removal charges for the entire building for ordinary rubbish removal from the Demised Premises, provided that in no event shall such charges include the charges of rubbish removal for any retail tenants of the Building. Nothing hereinbefore contained shall be deemed to require the Landlord to remove any furniture, fixtures or other personalty of the Tenant and Tenant shall place no such furniture, fixtures, machinery or other material to be abandoned by the Tenant outside of the Demised Premises, or in the corridors, halls or stairwells thereof.

68. RECORDATION. Tenant covenants not to place this Lease on record without the consent of Landlord. At the request of either party, Tenant or Landlord will execute a statutory short form lease for recording purposes containing references to such provisions of this lease as Landlord, in its sole discretion, shall deem necessary.

69. MECHANIC'S LIENS. Notwithstanding anything to the contrary contained in this Lease, Tenant, its successors and assigns, warrant and guarantee to Landlord, its successors and assigns, that if any mechanic's lien shall be filed against the Building of which the Demised Premises form a part, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant (a) the same shall be discharged by Tenant, by either payment, by bond or otherwise, at the sole cost and expense of Tenant, within fifteen (15) days of the giving of notice thereof by Landlord, (b) either a release or a satisfaction of lien, as the case may be, shall be filed with the County Clerk of the county in which the Building is situated within such seven (7) day period, and (c) a copy of such release or satisfaction, as the case may be, certified to by such County Clerk shall be delivered to Landlord within three
(3) days after such filing.

     In the event such mechanic's lien is not discharged timely, as aforesaid, Landlord may discharge same for the account of and at the expense of Tenant by payment, bonding or otherwise, without investigation as to the validity thereof or of any offsets or defenses thereto, and Tenant shall promptly reimburse Landlord, as Additional Rent, for all costs, disbursements, fees and expenses, including without limitation, legal fees, incurred in connection with so discharging said mechanic's lien, together with interest thereon from the time or times of payment until reimbursement by Tenant. Tenant shall, within five
(5) days of demand therefor by Landlord, pay to Landlord as Additional Rent, the sum of One Thousand ($1,000) Dollars on account of Landlord's legal fees and disbursements, but the foregoing shall not limit the extent of Tenant's liability as set forth above.

     In the event such mechanic's lien is not discharged timely, as aforesaid, Landlord, in addition to all other rights granted to Landlord in this Lease and without limitation, may institute a dispossess summary proceeding based upon such failure to discharge any such lien. In the event Tenant fails to deliver to Landlord the certified copy of the release or satisfaction required hereunder within the time period provided for the delivery thereof to Landlord, Landlord shall have the right to assume that such mechanic's lien has not been discharged and Landlord shall have all of the rights and remedies provided for herein based upon Tenant's failure to discharge any such lien.

     It is further expressly understood and agreed between the parties hereto that Landlord may apply all or a portion of the security deposit made by Tenant hereunder toward discharging any such mechanic's lien and the cost, expenses, fees and disbursements, including, without limitation, legal fees, in connection therewith. Upon notification by Landlord of the application of all or a portion of the security deposited by

[ILLEGIBLE]
notice, restore the security deposit to such amount held by Landlord prior to application thereof. Tenant's failure or refusal to restore the security as aforesaid within said five (5) day period shall constitute a material default under this Lease.

70.  INTENTIONALLY OMITTED.

71. FINANCING REQUIREMENTS. If, in connection with obtaining financing or refinancing for the Building of which the Demised Premises form a part, a banking, insurance or other institutional lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant will not unreasonably withhold, delay or defer its consent thereto; provided, however, that such modifications do not increase the obligations of Tenant hereunder (except, perhaps, to the extent that Tenant may be required to give notices of any defaults by Landlord to such lender and/or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be required for such lender to get possession of the said Building) or materially adversely affect the leasehold interest hereby created. In no event shall a requirement that the consent of any such lender be given for any modification of this Lease or subject to the provisions of this Lease for any assignment or sublease, be deemed to materially adversely affect the leasehold interest hereby created.

72. NO LOITERING. Tenant covenants and agrees that it shall not use or permit the use by any of its employees, agents, licensees or invitees, the corridor and halls contiguous and outside the Demised Premises, whereby persons or parties will assemble within said hallways, causing a disturbance to other tenants by the loitering of individuals, and in violation of any and all fire and safety laws and ordinances. In the event Tenant fails to police the hallways and prevent the loitering as aforesaid, then, such failure shall constitute a default under Article 17 of this Lease.

73.  NOTICES.  A.   Notwithstanding anything contained in this Lease to the
contrary, notices sent by Landlord's or Tenant's attorney on behalf of their respective clients shall be valid service pursuant to the terms of this Lease; provided, however, that the manner in which the notice is sent is in accordance with the terms of the Lease. In addition, Tenant and Landlord shall not have any recourse nor the right to contest the fact that Landlord's or Tenant's attorney, as the case may be, was the sender of said notice.

     B. Except as otherwise in this Lease provided, any bills, notices, statements or other communications required or permitted to be given by Landlord or Tenant to the other shall be in writing sent by (i) certified mail, return receipt requested; (ii) overnight courier, with receipt acknowledged; or (iii) personal delivery to an officer or partner of Tenant or Landlord, with receipt acknowledged, addressed to the other party at the address hereinabove set forth, and shall be deemed given, rendered or made on the date delivered provided however that said bills, notices, statements or other communications shall be deemed delivered if the party to whom same is addressed shall fail or refuse or otherwise be unavailable to accept delivery thereof. Either party may, by notice as aforesaid, designate a different address or addresses for bills, notices, statements or other communications intended for it. A copy of any notice shall be given in the manner aforesaid (a) if to Tenant, to Howard I. Golden, Esq., 360 Lexington Avenue, New York, New York 10017 and (b) if to Landlord, to Dreyer & Traub, 101 Park Avenue, New York, New York 10178, Attn: Jonathan A. Bernstein, Esq.

74. LANDLORD'S CONSENT. If Tenant requests Landlord's consent or approval to alterations, assignment, subletting or any other matter, or thing requiring Landlord's consent or approval under this Lease, and if in connection with such request Landlord seeks

Landlord, as a condition precedent to granting its consent or approval, may require (in addition to any other requirements of landlord in connection with such request) that Tenant pay the fees and disbursements of Landlord's attorney's, architect and/or engineer in connection with the consideration of such request and/or the preparation of any documents pertaining thereto.

75.  PERMITS AND FEES.

     A. Tenant covenants and agrees that, upon request of Landlord, it shall, within then (10) days from the date of the request, furnish Landlord with an up-to-date copy of any permit or license required by any authority having jurisdiction therein for tenant to conduct business at the Demised Premises.

     B. In addition, Tenant further covenants and agrees that, upon request of the Landlord, it shall, within ten (10) days from the date of the request, furnish Landlord with a copy of the canceled check, paid bill or any other evidence which supports payment of current tax, assessment or fee, for personal property, fees or other imposition which is imposed upon the Tenant, other than the Real Estate Tax.

     C. In the event Tenant fails to submit to Landlord, upon request, the items called for under either subparagraphs A. or B. above, such failure shall be a default under the terms of this Lease.

76. SECURITY. A. Landlord hereby acknowledges receipt, subject to collection, if by check, from Tenant, of the sum of Sixty-Six Thousand ($66,000.00) DOLLARS (hereinafter referred to as "Security Deposit"), which Security Deposit is to be held by Landlord as security for the full and faithful performance by Tenant of each and every term, condition and covenant of this Lease on the part of Tenant to be observed and performed, it being expressly understood that such Security Deposit is not an advance payment of rental or a measure of Landlord's damages in the case of default by Tenant. Landlord shall deposit the Security Deposit in a separate, interest bearing bank account and shall annually pay tenant the amount of such interest accruing in said account, less a one percent (1%) administration fee. Such Security Deposit shall not be mortgaged, assigned, transferred or encumbered by tenant without the consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. If any of the Minimum Rent or any item of Additional Rent payable by Tenant to Landlord shall be overdue and unpaid or should Landlord make payments on behalf of Tenant, or should tenant fail to perform any of the terms of this Lease, the landlord may, at its option, and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said entire Security Deposit, or so much thereof as may be necessary to compensate Landlord toward the payment of Minimum Rent or any item of Additional Rent due from Tenant or towards any loss, damage or expense sustained by Landlord resulting from such default on the part of Tenant and, in such event Tenant shall forthwith, upon demand, restore said Security Deposit to the original sum deposited. In the event Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease and promptly pay all of the Minimum Rent and all items of Additional Rent as they fall due to Landlord, any remaining balance of such Security Deposit shall be returned by Landlord to Tenant after the expiration or termination of this Lease and the surrender of the Demised Premises by Tenant in compliance with the provisions of this Lease. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, or any surety of this Lease, such Security Deposit shall be deemed to be applied first to the payment of any Minimum Rent and any item of Additional Rent due Landlord for all periods prior to the institution of such proceedings, and the balance, if any, of such

[ILLEGIBLE]
liquidation of Landlord's damages. Landlord may deliver the Security Deposit by Tenant hereunder to the purchaser of Landlord's interest in the Demised Premises, in the event that such interest be sold or transferred and, thereupon, Landlord shall be discharged and released from all further liability with respect to such Security Deposit or the return thereof to Tenant, and Tenant shall look solely to the new landlord for the return of said Security Deposit, and this provision shall also apply to any subsequent transferees.

     B.   Notwithstanding the foregoing, provided that for a period of twelve
(12) months commencing on the date Tenant's regular payments of Minimum Rent commences, Tenant does not default in fulfilling any of the covenants, provisions or conditions of this Lease, including the covenant for the payment of Minimum Rent and Additional Rent, the amount of the Security Deposit shall be reduced to $33,000.

     C. In lieu of the cash security provided for in this Article 76 hereof, Tenant may deliver to Landlord, as security pursuant to said Article, an irrevocable, clean, commercial letter of credit in the amount of the Security Deposit (the "Letter"), issued by (or which may be presented for payment at) a bank which is authorized by the State of New York to conduct banking business in New York State and is a member of the New York Clearing House Association, in the form annexed hereto as Exhibit "D". The Letter (and each renewal thereof) shall (i) be for a term of not less than one (1) year (except that the last Letter shall be for a term expiring sixty (60) days after the Expiration Date);
(ii) expressly provide for the issuing bank to notify Landlord in writing not less than thirty (3) days prior to its expiration as to its renewal or non-renewal, as the case may be, and if not so renewed each year (or later period of expiration) shall be immediately available for Landlord to draw up to the full amount of such credit (to be held as cash security pursuant to said
Article 76); and (iii) be fully transferable by the beneficiary thereof (and its successors and assigns) without charge. Not less than thirty (30) days prior to the expiration date of each Letter (and every renewal thereof), Tenant shall deliver to Landlord a renewal or new Letter subject to all of the conditions aforesaid, all to the intent and purposes, that a Letter in the amount of the Security Deposit shall be in effect during the entire term of this Lease. Failure by Tenant to comply with the provisions of this Article shall be deemed a default hereunder entitling Landlord to exercise any and all remedies as provided in this Lease for a default in the payment of Minimum Rent and, to draw on the existing Letter up to its full amount.

77.  NOTICE OF DAMAGE.   Tenant shall give prompt notice to Landlord of any
fire, accident, loss or damage or dangerous or defective condition materially affecting the Demised Premises or any party thereof or the fixtures or other property of Landlord therein of which Tenant has any knowledge. Such notice shall not, however, be deemed or construed to impose upon Landlord any obligation to perform any work to be performed by Tenant under this Lease or not otherwise hereunder undertaken to be performed by Landlord.

78. LEASE NOT BINDING UNLESS EXECUTED. Submission by Landlord of the within Lease for execution by Tenant shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this Lease, and duplicate originals thereof shall have been delivered to the respective parties.

79.  AGENCY.   Crescent Properties, Inc. is acting as Agent only and shall not in any event be held liable to the Landlord or to Tenant for the fulfillment or non-fulfillment of any of the terms, covenants or conditions of this Lease or for any action or proceedings that may be taken by Landlord against Tenant, or by

Tenant against Landlord including, but not limited to, any such action arising out of, the performance or non-performance by Agent or any act pursuant to Landlord's direction. Any waiver of Landlord's liability hereunder, including, but not limited to, any waiver of subrogation rights, shall apply with equal force and effect to such Agent.

80. RESTRICTIONS ON RENTS. If at the commencement of, or at any time or times during the term of this Lease, the Minimum Rent or Additional Rents reserved in this Lease shall not be fully collectible by reason of any federal, state, county or city law, proclamation, order or regulation, or direction of any public officer or body pursuant to law, Tenant shall enter into such agreement(s) and take such other steps as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which may, from time to time during the continuance of such legal rental restriction, be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the term of this Lease, (a) the rents shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to the Minimum Rent and Additional Rent which would have been paid pursuant to this Lease but for such legal rent restriction, less the rents paid by Tenant to Landlord during the period(s) any legal rent restriction was in effect.

81. ENTIRE AGREEMENT. No earlier statement or prior written matter shall have any force or effect. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease. This agreement shall not be modified or cancelled except in writing subscribed by all of the parties thereto.

82. SAVING PROVISION. If any provision of this Lease, or its application to any situation shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

83. LANDLORD'S WORK. A. Tenant, at Tenant's expense has prepared a set of plans (the "Plans") which contains complete information and dimensions necessary for the construction and finishing of the Demised Premises and for the engineering in connection therewith. The Plans have been submitted by Tenant to Landlord for Landlord's approval simultaneously herewith.

     In accordance with the Plans, Landlord, at Landlord's expense, and except as otherwise expressly specified in this lease, will make and complete in and to the Demised Premises the work and installations (hereinafter called "Landlord's Work") pursuant to the Work Letter attached hereto as Exhibit "C".

     B. In all instances where Tenant is required to supply information with regard to Landlord's Work, Tenant shall supply the same within two (2) business days after written request therefor by Landlord.

     C. Except as provided in this Lease, Landlord shall not be required to spend any money or to do any work to prepare the Demised Premises for Tenant's occupancy. The specification of Landlord's Work represents the limit of Landlord's responsibilities in connection with the preparation of the Demised Premises and except as so provided, Tenant shall take the Demised Premises "as-is". Any other improvements, alterations or additions shall be performed by Tenant, but subject to all of the terms, conditions and covenants of this Lease.

Landlord agrees that it will use reasonable efforts to have Landlord's Work commenced without delay and prosecuted without unnecessary interruption until completion.

     E. Tenant shall be permitted to enter into occupancy of the Demised Premises for installation of its machinery, equipment and fixtures and performance of its work, all as permitted by this lease prior to commencement of the term at its sole risk, provided that such entry and work do not interfere in any way with Landlord's performance of the work to be done by Landlord. At any time during such period of prior entry, if Landlord notifies Tenant that Tenant's entry or work is interfering with or delaying Landlord's performance of Landlord's Work, Tenant shall forthwith discontinue any further work and shall remove from the Demised Premises and shall cause its workmen or contractors to remove therefrom, any equipment, materials or installations which are the subject of Landlord's notice.

     F. All work performed by Landlord, including the building air conditioning installation, shall, upon installation, become Landlord's property and shall be surrendered at the expiration or sooner termination of the term of this lease, in good condition, reasonable wear and tear excepted.

     G. If Landlord shall be delayed in substantially completing its said work by reason of but not limited to Tenant's request for substitutions or for materials, work or installations other than, or in addition to, the standard work provided herein or by reason of the performance by any party or contractor employed by Tenant of any work thereto on behalf of the Tenant, or by reason of Tenant's changes in its plans or giving authorizations or approvals ("Tenant's Delay"), then and in any of such events, the commencement date of the term of this Lease and of Tenant's obligations thereunder for the payment of rent shall be accelerated by the number of days of Tenant's Delay.

     H. If Tenant fails to furnish the plans, specifications and information provided for in Article 83 of the Lease within the time prescribed therein and if Landlord shall thereby be delayed in completing the work, then Tenant agrees to pay to Landlord a sum equal to the increased cost to Landlord for labor, materials and engineering, if any, involved in performing Landlord's Work as shall be occasioned due to Tenant's Delay in timely furnishing Tenant's Plans as required in Paragraph B above. Such increased costs to be paid by Tenant shall be established by Landlord's submitting to Tenant estimates by comparing Landlord's actual cost of labor and materials involved in performing Tenant's work with costs that would have been involved had such work been performed thirty (30) days after due date of plans.

     I. On or before September 20, 1990 Landlord shall send written notice to Tenant advising Tenant of the date Landlord reasonably expects Landlord's Work to be substantially complete and the expected Commencement Date of this Lease (the "Expected Commencement Date"). If Landlord fails to send such notice on or before September 25, 1990, then the Expected Commencement Date shall be deemed to be January 25, 1991. In the event Landlord fails to substantially complete Landlord's Work prior to such Expected Commencement Date and such delay in completing Landlord's Work is not attributable, in whole or in part to (i) any act or omission of Tenant, including, without limitation, such acts or omissions set forth in subparagraphs G and H hereof or (ii) any cause beyond Landlord's reasonable control, including, without limitation (x) strike(s), lockout(s), or labor dispute(s), (y) inability to obtain labor or materials or restrictions, regulations or controls, fire or other casualties,

[ILLEGIBLE]

Section 39D, Tenant shall be entitled to an additional rent credit equal to $633.33 per day during January 1991, $667.67 per day during February 1991 and $733.33 per day during March 1991 for each day that Landlord fails to substantially complete Landlord's Work subsequent to the Expected Commencement Date.

84. RIGHT OF FIRST OFFER TO LEASE. Notwithstanding anything to the contrary contained herein, Tenant shall have the right of first offer (the "First Offer Lease Right") to lease any portion of the Building which is immediately adjacent to the Demised Premises ("Adjacent Premises") during the term of this Lease, upon the following terms and conditions:

          (a) The First Offer Lease Right shall be effective during the entire term of this Lease, provided that at the time the First Offer Lease Right arises, Tenant is not in default of any covenant of this Lease after notice and the expiration of any cure periods therefor.

          (b) Landlord shall not lease all or any portion of Adjacent Premises during the term of this Lease unless Landlord shall have delivered to Tenant an offer of lease (the "Lease Offer") containing all of the material terms and conditions pursuant to which Landlord would agree to lease such Adjacent Premises.

          (c) If Tenant agrees to lease the Adjacent Premises upon the terms and conditions set forth in the Lease Offer, it shall send to Landlord a written notice of such acceptance (the "First Lease Offer Acceptance") within thirty (30) days (the "First Lease Offer Acceptance Period") following delivery to Tenant of the Lease Offer.

          (d) If Tenant so sends the First Lease Offer Acceptance, Landlord and Tenant shall execute and exchange a lease agreement containing the same terms and conditions as set forth in this Lease except for the terms and conditions set forth in the Lease Offer (the "First Offer Lease") as provided herein. Failure of Tenant to send the First Lease Offer Acceptance to Landlord within said thirty (30) day period or failure of Tenant to execute the First Offer Lease within thirty (30) days after the expiration of the First Offer Acceptance Period shall be deemed a waiver by Tenant of its First Offer Lease Right and Landlord may lease the Adjacent Premises upon all of the terms set forth in the Lease Offer or upon such other or additional terms not less favorable to Landlord than those contained in the Lease Offer within nine (9) months following the last day of the First Lease Offer Acceptance Period. If, for any reason, Landlord does not execute a written lease as provided herein within such nine (9) month period as provided herein, the First Offer Lease Right set forth herein shall again be applicable for the balance of the term of this Lease, and the foregoing procedure shall be repeated.

          (e) On a date (the "First Lease Offer Closing Date") which shall be specified by Tenant in the First Lease Offer Acceptance, but which will not be less than fifteen (15) nor more than thirty (30) days from the date of the First Lease Offer Acceptance, Landlord and Tenant shall execute and exchange original counterparts of the First Offer Lease.

          (f) For the purposes hereof, the term "Adjacent Premises" shall mean the sixth (6th) and eighth (8th) floors of the building known as 32 Union Square East and the fifth (5th) floor in the building known as 24-30 Union Square East.

85. TENANT'S EXCLUSIVE RIGHT TO LEASE. Landlord hereby agrees that during the term of this Lease, it will not lease any space in the Building to any other stock photo agency, picture library of Tenant and which enterprise is primarily engaged in the sale, leasing or licensing of visual imagery, including photography, illustration, film, footage or computer graphics without the written consent of Tenant, which Tenant agrees not to unreasonably withhold. Nothing herein, however, shall prohibit Landlord from leasing any space in the Building for use as an advertising or graphic arts agency or studio, photography studio or similar uses to the foregoing. Any dispute between Landlord and Tenant with respect to this paragraph 85 shall be decided by arbitration. This Article 85 shall not apply to any existing lease, lease renewal or modification or new lease with any person, firm or corporation that presently is a tenant in the Building.

86. CERTIFICATE OF OCCUPANCY. Landlord agrees that at its sole cost and expense it will obtain a temporary Certificate of Occupancy and thereafter a permanent Certificate of Occupancy for the Building and the Demised Premises.

87. TWENTY-FOUR HOUR ACCESS. Landlord agrees that the Building will be open [and the building will manned] twenty-four hours per day, seven (7) days a week and subject to the terms and conditions of this Lease, Tenant will have access to the Demised Premises at all times during the term of this Lease.

88. ROOF RIGHTS. Landlord agrees that the Demised Premises shall include the area known as the "Roof" as shown on Exhibit "E", annexed hereto. Tenant agrees to maintain the Roof in a clean and orderly condition and agrees to comply with all of Landlord's rules and regulations governing the use of the Roof. Tenant shall be responsible for all damage or injury to the Demised Premises or any other parts of the Building and systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenant, agent, employees, invitees or licenses.

89. SUPPLEMENT TO ARTICLE 4. Anything contained in this Lease to the contrary notwithstanding, in the event Landlord fails to make any repair which Landlord is required to make under this Lease and such repair does not result from, nor was it caused by carelessness, omission, neglect or improper conduct of Tenant, to all (or to any identifiable portion) of the Demised Premises and the same shall continue for a period beyond seven (7) days after Landlord's receipt of notice thereof, then and on condition that Tenant shall, as a result of Landlord's failure to make such repairs, discontinue conducting its business within all (or an identifiable portion) of the Demised Premises, of which fact Tenant shall give prompt written notice to Landlord, the rent payable hereunder shall completely abate in the event of such discontinuance of doing business by Tenant in all of the Demised Premises (or proportionately abate in the event of such portion of the Demised Premises) during the period from and including the day following the aforementioned seven (7) day period to and including the sooner to occur of: (i) the day Landlord substantially completes repairs to the Demised Premises; or (ii) the day preceding the day Tenant shall sooner again commence doing business within the Demised Premises (or such identifiable portion thereof).

90.  Replace the first complete sentence in paragraph 83(D) with the
following:  D.     Landlord agrees to complete Landlord's Work by May 1, 1991, except for delays caused by force majeure, strikes, acts of war or other causes outside Landlord's control. In the event Landlord fails to complete Landlord's Work by May 1, 1991, Tenant shall give ten (10) days written Notice to Landlord setting forth in detail the unfinished work. If the unfinished Landlord's Work is not completed by the end of the ten (10) days following receipt of such Notice, Tenant shall be authorized to take such reasonable steps, at reasonable costs, to complete such work and to deduct such sums from the next rent payment(s) due Landlord.